Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-05987, 333-59941, 033-62887, 033-69306, 333-123232, 333-167587, 333-167588, and 333-174015 on Forms S-8 and Registration Statement No. 333-172055 on Form S-3 of our report dated May 31, 2011 relating to the financial statements of the Baker 401(k) Plan (the “Plan”), appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2010.
/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
May 31, 2011